Exhibit 99.1
XO Holdings Forms Special Committee of Independent Directors to Review the ACF Industries Holding Proposal
HERNDON, VA — Marketwire — August 6, 2009 — XO Holdings, Inc. (OTCBB: XOHO) announced that it formed a Special Committee of its Board of Directors composed of three independent directors to consider, review, and evaluate the proposal made on July 9, 2009 by ACF Industries Holding Corp., which is an affiliate of Carl C. Icahn, to purchase all of the shares of XO Holdings’ common stock not currently held by ACF Industries and its affiliates at a price of $0.55 per share. Mr. Icahn is the Chairman of XO Holdings and, through ACF Industries and its affiliates, is the holder of a majority of the shares of XO Holdings’ common stock. The Special Committee members are Robert Knauss, Adam Dell and Fredrik Gradin.
Robert Knauss, the Chairman of the Special Committee, stated, “The Special Committee intends to thoroughly evaluate the unsolicited offer put forward by ACF Industries with the assistance of its advisors. We intend to review this proposal in a timely manner, and there can be no assurance that the Special Committee will approve any transaction with ACF Industries.”
The Special Committee has retained J.P. Morgan Securities Inc. to act as its financial advisor, Dechert LLP as its legal counsel and Bouchard Margules & Friedlander, P.A. as its Delaware legal counsel.
About XO Holdings
XO Holdings, Inc. is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).
XOC is a leading provider of 21st century communications services for businesses and communications services providers, including 50 percent of the Fortune 500 and leading cable companies, carriers, content providers and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XOC offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink, whose services going forward have been integrated into XOC’s Carrier Services business unit, has historically provided alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For more information, visit www.nextlink.com.
XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XO Communications in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
     The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995, as amended) that involve risks and uncertainties. These statements include those describing our ability to remain an industry leader, enhance our communications solutions, broaden our customer reach, grow our revenues, expand our market share, continue to deliver a broad range of high-capacity network services and mid-band Ethernet services, pursue growth opportunities, meet the growing demand for high-speed Internet access services, scale to multi-terabit capable router nodes and obtain future long-term financing. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Nextlink and XOC may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to generate sufficient capital or to obtain additional financing on terms favorable to the company or at all. Other factors to consider also include the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements, except as otherwise required by law.
Contact:
Robert L. Knauss
Chairman of the Special Committee
special.committee@xo.com

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